Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of EnviroStar, Inc. on Form S-8 to be filed on or about December 22, 2017 of our report dated September 28, 2017, on our audits of the consolidated financial statements as of June 30, 2017 and 2016 and for each of the years in the two-year period ended June 30, 2017, which report was included in the Annual Report on Form 10-K filed September 28, 2017.

/s/ EISNERAMPER LLP

Fort Lauderdale, Florida

December 22, 2017